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                                                                    EXHIBIT 23.4

                        INDEPENDENT ACCOUNTANTS' CONSENT

    As independent public accountants, we hereby consent to the inclusion of our audit report dated January 29, 1998 on the Highway Services, Inc. financial statements as of December 31, 1997 and for the year then ended (and all references to our firm) included in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ John A. Knutson & Co., PLLP

                                          Certified Public Accountant


Minneapolis, Minnesota
December 17, 1998